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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                                    _______



Date of Report (Date of earliest event reported) December 8, 1995
                                                ------------------------------

                           SECTOR ASSOCIATES, LTD.
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             (Exact name of registrant as specified in its charter)



        Delaware                         017827               11-2788282
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(State or other jurisdiction         (Commission File        (IRS Employer
 or incorporation)                      Number)              Identification No.)



                 2343 West 76th Street, Hialeah, Florida 33016
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          (Address of principal executive offices, including zip code)


    Registrant's telephone number, including area code  (305) 557-6000
                                                      -------------------------

              401 City Avenue, Suite 725, Bala Cynwyd, PA   19004
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         (Former name or former address, if changed since last report)
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Item 1.  Changes in Control of Registrant.

                 On September 20, 1995, Sector Associates, Ltd. (the "Company") entered into an Agreement and Plan of Reorganization ("Agreement") pursuant to which the Company agreed to acquire 100% of the issued and outstanding stock of Viragen (Scotland) Limited, a Scottish private limited company ("VSL"), in exchange for the distribution to Viragen, Inc. ("Viragen"), the sole stockholder of VSL, of newly-issued shares of convertible preferred stock that upon conversion will represent 78,400,000 shares of Common Stock of the Company or approximately 94% of the outstanding capital stock interest of the Company.

                 On November 8, 1995, the Company, VSL, and Viragen entered into an Amendment to Agreement and Plan of Reorganization (the "Amendment") to extend the Closing Date to December 8, 1995. Additionally, the Amendment provided for an interim loan of $500,000 to VSL which is to be deemed satisfied at the Closing. The Amendment also provided for an additional cash contribution of $300,000 by the Company, payable at Closing.

                 On December 8, 1995, the consummation of the transactions contemplated by the Agreement and the Amendment occurred, all consideration was paid by the parties and Viragen is currently the owner of approximately 94% of the outstanding capital stock interest of the Company. Upon Closing, Mr. Andrew Panzo resigned as the President and a director of the Company and Mr. Gerald Smith was elected as the President and a director of the Company. Ms. Cecile Coady resigned as the treasurer of the Company, but shall continue as the Secretary of the Company and a member of the board of directors.

                 The foregoing summary of the Agreement and the Amendment is qualified in its entirety by reference to the Agreement and the Amendment, copies of which follow as exhibits hereto and incorporated herein by reference.

Item 2.  Acquisition or Disposition of Assets.

                 As described in Item 1 above, the Company entered into the Agreement and Amendment with VSL and Viragen. In consideration of these agreements, the Company (i) issued 2,000,000 shares of Series B Convertible Preferred Stock (the "Series B Preferred Stock") that upon conversion will represent 78,400,000 shares of Common Stock of the Company or approximately 94% of the outstanding capital stock interest of the Company, (ii) cancelled the Secured Promissory Note described in Item 1 above; and (iii) paid the additional cash contribution of $300,000 and VSL became a wholly-owned subsidiary of the Company.





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                 Through an exclusive license granted by Viragen Technology,
Inc., a wholly owned subsidiary of Viragen, VSL has secured certain exclusive rights applicable to the European Union countries to engage in the research, development and manufacture of certain proprietary products and technologies that relate to the therapeutic application of human leukocyte interferon. Pursuant to these rights, on July 20, 1995, VSL entered into a License and Manufacturing Agreement with the Common Services Agency of Scotland (the "Agency"), an agency acting on behalf of the Scottish National Blood Transfusion Service ("SNBTS") pursuant to which SNBTS, on behalf of VSL, will manufacture VSL's natural human interferon product for exclusive distribution within the European Union and non-exclusively worldwide at an agreed upon purchase price based upon SNBTS' costs and other considerations including preferential access to the drug for Scottish patients at a preferential price. VSL is a newly-formed subsidiary of Viragen, Inc., which commenced operations concurrent with the execution of its agreement with the SNBTS. VSL had no material assets or liabilities as of September 20, 1995. Viragen, Inc. is a publicly-held company.

                 The term of the License and Manufacturing Agreement is for a five-year period with two additional five- year extension terms at the option of VSL. The Agreement also contains provisions protecting proprietary rights of VSL and Viragen and the preclusion of certain competitive activities by the Agency.

                 VSL has been organized by Viragen to manufacture its natural alpha interferon and produced in the European Union ("EU") and other countries outside the United States. Viragen has transferred patent and related proprietary rights associated with the production of its natural interferon ("Product") and related technology to VSL for this purpose. The Agency has committed to manufacture the Product in sufficient scale to accommodate the EU clinical trials and, subsequently, for limited commercial sales in amounts to be agreed upon by the parties. The Agency on behalf of VSL is also expected to conduct certain studies relevant to the Product and cooperate with VSL and Viragen to enable them to comply with the laws and regulations of the EU in connection with the laws and regulations of the EU's regulatory authorities in connection with the production, clinical trials and distribution of the Product.

                 VSL and Viragen Technology, Inc., will be establishing it's own manufacturing facility on the SNBTS campus and pursuant to the License and Manufacturing Agreement, will provide the Agency with full access to the proprietary technology and specialized equipment, provide suitable training to the Agency's personnel and defray all costs associated with securing permits and regulatory approvals, augmenting the Agency's facilities as if necessary, to manufacture the Product and secure documentation substantiating compliance of the Product with United Kingdom and/or EU regulatory requirements. The Agency will receive compensation for Products manufactured for use in clinical trials in the EU, for Products manufactured for sales prior to obtaining new drug application approval, and for sales following such approval, at varying percentages in





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relation to manufacturing costs.  Products manufactured and utilized for humanitarian purposes or for medical use by Scottish patients will be made at substantially discounted prices.

                 In order to conduct clinical trials, the Scottish manufacturing plant must be approved by UK and/or EU regulatory authorities under approved manufacturing Standard Operating Procedures ("SOPS"). Viragen has engaged professionally recognized consultants familiar with the European regulatory process to assist in all matters prerequisite to UK and/or EU approval. The SNBTS will provide its best efforts, working in conjunction with Viragen, in assisting VSL in a manufacturing license and subsequent product approval at the conclusion of the EU and/or UK clinical studies. At such time as the SNBTS obtains a manufacturing license for its Product, Viragen intends to seek U.S. FDA manufacturing approval of the Scottish manufacturing facility. There can be no assurance or guarantee that the EU and/or UK regulators will approve the manufacturing facility or permit clinical testing and distribution of Viragen's product within the EU and/or UK, or that within the United States the FDA will license or approve the Scottish manufacturing facility or Viragen's Product for clinical trials and subsequent distribution in the United States.

                 Viragen's Product is a natural human leukocyte alpha interferon. Medical studies show that natural interferon is a group of proteins that inhibit malignant cell growth without materially interfering with normal cells. Natural interferon stimulates and modulates the human immune systems and, in addition, impedes the growth and propagation of various viruses. The Product is a natural product procured from human white blood cells. Omniferon(TM) is the tradename for Viragen's Product in injectable form. Viragen has primarily been working with human leukocyte alpha interferon which is one of the body's natural defenses to foreign substances such as viruses, and is so named because it "interferes" with viral growth. Interferon consists of multiple protein molecules that include anti-viral, anti-tumor and immunomodulatory responses in the body.

                 There are two basic types of alpha interferon differentiated primarily by their method of manufacturer and resultant composition. The first, as produced by Viragen, is natural, human leukocyte alpha interferon produced by stimulated human white blood cells. The human white blood cells are cultivated and stimulated by the introduction of an FDA approved harmless virus that induces the cells to produce natural interferon which, importantly, contains multiple subtypes. The natural interferon is then extracted and purified by special processes to produce a highly concentrated product for clinical use. The second, recombinant alpha interferon, is a genetically engineered synthetic interferon produced by recombinant DNA techniques ("Synthetic Interferon") (not from human leukocytes) and contains only one subtype.

                 Studies have indicated that there may be significant differences between the use of Natural Interferon and Synthetic Interferon. Medical studies have found that treatment with Synthetic Interferon in certain cases may cause an immunological response





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("Neutralizing and/or Binding Antibodies") that reduces the effectiveness of the treatment in a segment of the patient population. Viragen believes that the production of Neutralizing and/or Binding Antibodies is virtually non-existent in patients treated with Natural Interferon. Furthermore, primarily due to other differences including dosage requirements (less of the natural product may be required to treat the subject diseases), the side effects of treatment with Natural Interferon, in most instances, appears to be far less severe.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

                 (a) Financial Statements of VSL are not available at the time of the filing of this Form 8-K Report. Such required financial statements will be filed no later than 60 days after this Report on Form 8-K is filed.

                 (b) Pro Forma financial information of VSL is not available at the time of the filing of this Form 8-K Report. The required pro forma financial statements will be filed not later than 60 days after this Report on Form 8-K is filed.

        Exhibit 2(a) The Agreement and Plan of Reorganization dated as of September 20, 1995, by and among Sector Associates, Ltd., Viragen (Scotland) Limited, and Viragen, Inc.

        Exhibit 2(b) The Amendment to Agreement and Plan of Reorganization dated November 8, 1995, by and among Sector Associates, Ltd., Viragen (Scotland) Limited, and Viragen, Inc. and Exhibits thereto.

          Exhibit 99 Letter Agreement dated November 7, 1995, between Viragen, Inc. and FAC Enterprises, Inc. wherein FAC Enterprises, Inc. agreed to identify a public corporation to acquire Viragen (Scotland) Ltd.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SECTOR ASSOCIATES, LTD.



                                        By:/s/Gerald Smith
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                                              Gerald Smith, President


DATED:  December 18, 1995





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